SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mustang Comments on Furmanite's Announcement that it has received an "Expression of Interest" to buy the Company

Brands it as another desperate act by an entrenched Board to avoid facing the shareholder vote

Mustang intends to oppose adjournment. It believes this latest transparent attempt to frustrate the shareholder franchise clearly demonstrates the incumbent board cannot be trusted to act in the best interest of shareholders.

HOUSTON, May 5, 2015 /PRNewswire/ -- Mustang Capital believes that the timing of this announcement from Furmanite Corporation (NYSE: FRM), on the eve of an already once-postponed Annual Meeting, suggests another act of desperation by the incumbent board, including Chairman Bill Ahn, to avoid being held accountable by shareholders. Mustang notes that the company has said nothing about who has made the "expression", and nothing about price, timing, or certainty.

Mustang considers this disclosure to be at best premature, and at worst, recklessly unsettling to shareholders, customers and employees. Mustang also notes that while the board is asking for support for adjournment, it continues to solicit support for the incumbent candidates, and it has left open the possibility that it will again frustrate the will of the shareholders through a second unilateral postponement. Mustang believes this is a clear tactic to avoid facing the shareholder vote at Thursday's meeting.

John Linnartz, Managing Member of Mustang Capital said, "At this point I don't believe the incumbent board, including Bill Ahn, can be trusted to act in the best interest of shareholders, particularly with something so critically important as the sale of the company. Given their precarious position they do not have any leverage to manage a sale process in a way which maximizes shareholder value. Any potential buyer of the Company understands this. Moreover, there is no assurance that this 'indication' will turn into a real offer that will be brought to the shareholders for a vote. The best path for shareholders is to elect the four Mustang nominees who bring industry and private equity expertise and, most importantly, shareholder perspective. The new board can then consider any true expressions of interest, plus all opportunities to maximize shareholder value, including executing on our operating plan, and pursue the alternative that is truly in the shareholders best interests."

Mr. Linnartz continued, "Shareholder voices need to be heard. This reckless disregard for the Company and shareholder interests shown by the current Board -- Bill Ahn, Kathy Cochran, Kevin Jost, Joe Milliron, and Ralph Patitucci -- cannot and will not be tolerated."

Mustang intends to vote against adjourning the meeting and urges shareholders to vote the WHITE proxy card in favor of its nominees, and for shareholders to disregard any GOLD proxies they receive.

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203)-658-9400 OR TOLL-FREE AT (800)-662-5200.

Contact:

Joe Mills, Morrow & Co., LLC

203-658-9400

SOURCE Mustang Capital